UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2003

HOSPITALITY PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-11527	04-3262075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts		02458
(Address of registrant’s principal executive offices)		(Zip code)

617-964-8389
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

A.  Information regarding acquisition of certain Staybridge Suites® hotels.

On July 1, 2003, we acquired sixteen Staybridge Suites® hotels from a subsidiary of InterContinental Hotels Group PLC (“IHG”).  Staybridge Suites® hotels are upscale, extended stay hotels which are designed to attract business travelers and families traveling together.  Most of the accommodations at these hotels consist of one and two bedroom suites with amenities such as full kitchens, separate living rooms, Internet access and personal phone lines and voicemail.  These sixteen hotels have an aggregate of 1,960 guest suites and are located in eleven states, specifically California (2 hotels), Colorado (1 hotel), Florida (1 hotel), Georgia (2 hotels), Maryland (1 hotel), Massachusetts (2 hotels), Michigan (1 hotel), North Carolina (1 hotel), South Carolina (1 hotel), Texas (3 hotels) and Washington (1 hotel).  The average age of the sixteen hotels is approximately 3 years.

Commencing on the acquisition date, these hotels were leased to one of our subsidiaries and operated for such subsidiary’s account under a management agreement with a subsidiary of IHG.  The management agreement has an initial term expiring in 2023 and provides IHG with two 12.5 year renewal options for all, but not less than all, of the hotels.  Further, the management agreement requires that the manager escrow 5% of gross revenues at the hotels (subject to a ramp-up period) for capital expenditures and priority returns to us of $16.9 million per year plus 7.5% of gross revenues in excess of negotiated amounts.  The payment of priority returns to us is senior to the payment of the management fees to the manager.  The manager’s obligations are secured by a security deposit held by us of $16.9 million and are guaranteed by IHG until the financial results of the hotels reach certain negotiated levels.

The aggregate purchase price for these hotels was $185 million and was paid in cash.  The acquisition was funded using cash on hand and borrowings under our unsecured bank credit facility.

B.  Information regarding declaration of default of Prime Hospitality Corp.

On July 2, 2003, we issued a press release regarding notices of default to Prime Hospitality Corp.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

C.  Supplementary federal income tax considerations.

The following summary of federal income tax considerations supplements and updates the more detailed descriptions of these matters appearing under the caption “Federal Income Tax Considerations” of Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002 (our “2002 Annual Report”), and supersedes the description of these matters appearing under the caption “Supplementary federal income tax considerations” in our Current Report on Form 8-K filed on May 14, 2003.  Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussion in the portion of our 2002 Annual Report captioned “Federal Income Tax Considerations”, as supplemented by the discussion in this Part C, is accurate in all material respects and fairly summarizes the federal income tax issues discussed in those sections, and the opinions of counsel referred to in such portion of our 2002 Annual Report, as supplemented by the discussion in this Part C, represent Sullivan & Worcester LLP’s opinions on those subjects.  Specifically, subject to qualifications and assumptions contained in its opinions, in our 2002 Annual Report and in this Form 8-K, Sullivan & Worcester LLP has given opinions to the effect that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended (the “IRC”), for our 1995 through 2002 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the IRC.

On April 28, 2003, we terminated Wyndham’s occupancy and operations of 15 Summerfield Suites by Wyndham® hotels after a default on lease payments owed to us. We then leased these hotels to one of our taxable REIT subsidiaries.  This taxable REIT subsidiary has engaged Candlewood Management, Inc. (f/k/a Candlewood Management, LLC) to serve as the manager for these hotels. We understand from Candlewood Management, Inc. that it or its affiliate operates several “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary.  For a hotel operator to qualify as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the IRC, it or its affiliates must be actively engaged in the business of operating “qualified lodging facilities” for parties unrelated to us.  Although there can be no assurance in this regard, we believe that this arrangement generates rents to us that qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Candlewood Management, Inc. operates enough “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary and thus qualifies as such an eligible independent contractor.  We have received an opinion of counsel that Candlewood Management, Inc. should qualify as such an eligible independent contractor, and that, although the matter is not free from doubt, it is reasonable for us to rely on such opinion for purposes of the relief provisions under the REIT gross income tests summarized in our 2002 Annual Report.

On May 12, 2003, we terminated Wyndham’s occupancy and operations of 12 Wyndham® hotels after a default on lease payments owed to us.  We then leased these hotels to one of our taxable REIT subsidiaries. This taxable REIT subsidiary has engaged Crestline Hotels & Resorts, Inc. to serve as the manager for these hotels.  We believe that Crestline Hotels & Resorts, Inc. is actively engaged in the business of operating “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary.  Although there can be no assurance in this regard, we believe that this arrangement generates rents to us that qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report, because we believe that Crestline Hotels & Resorts, Inc. qualifies under Section 856(d)(9)(A) of the IRC as an “eligible independent contractor”.

As discussed above, on July 1, 2003, we acquired 16 Staybridge Suites® hotels and began leasing them to one of our taxable REIT subsidiaries.  This taxable REIT subsidiary has engaged InterContinental Hotels Group Resources, Inc. to serve as the manager for these hotels pursuant to a long-term management agreement.  We believe that InterContinental Hotels Group Resources, Inc. or its affiliates are actively engaged in the business of operating “qualified lodging facilities”, within the meaning of Section 856(d)(9)(D) of the IRC, for parties unrelated to us or the taxable REIT subsidiary, and accordingly, although there can be no assurance in this regard, we believe that InterContinental Hotels Group Resources, Inc. qualifies as an “eligible independent contractor” under Section 856(d)(9)(A) of the IRC.

In addition, although there is no clear precedent to distinguish for federal income tax purposes among leases, management contracts, partnerships, financings, and other contractual arrangements, we believe that the leases and management agreements to which our taxable REIT subsidiaries discussed above are a party will be respected for purposes of the IRC.  Accordingly, although there can be no assurance in this regard, we expect that the rental income we receive from the taxable REIT subsidiaries will qualify as “rents from real property” under the REIT gross income tests summarized in our 2002 Annual Report.  We will also take steps to qualify for the 75% and 95% gross income tests under the relief provision described in our 2002 Annual Report, including for example attaching an applicable schedule of gross income to our federal income tax returns as required by Section 856(c)(6)(A) of the IRC.  Thus, even if the IRS or a court ultimately determines that one or more of our operators failed to operate enough “qualified lodging facilities” for others and thus failed to qualify as an eligible independent contractor, and that this failure thereby implicated our compliance with the REIT gross income tests summarized in our 2002 Annual Report, we expect we would qualify for the gross income tests’ relief provision and thereby preserve our qualification as a REIT. If this relief provision were to apply to us, we would then be subject to a penalty tax at a 100% rate on the greater of the amount by which we failed the 75% or the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year; however, based on our computations, we would expect to owe little or no penalty tax in these circumstances.

Restrictions are imposed on a taxable REIT subsidiary to ensure that it will be subject to an appropriate level of federal income taxation.  For example, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment.  There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these restrictions or excise taxes, but we do not believe that we are or will be subject to these impositions.

WARNING REGARDING FORWARD LOOKING STATEMENTS

STATEMENTS CONTAINED IN THIS FORM 8-K THAT ARE NOT HISTORICAL FACTS ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR.  THESE FORWARD LOOKING STATEMENTS INCLUDE THE IMPLICATIONS THAT THE OPERATIONS OF THE 16 STAYBRIDGE SUITES® HOTELS WILL GENERATE SUFFICIENT CASH FLOWS TO PAY OUR OWNER’S PRIORITY AND THAT THE INTERCONTINENTAL HOTELS GROUP GUARANTY WILL INSURE THIS PAYMENT.  THE OPERATIONS OF THE HOTELS MAY NOT PRODUCE SUFFICIENT EARNINGS TO PAY OUR OWNER’S PRIORITY. SUCH UNEXPECTED RESULTS MAY OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE, A TERRORIST ATTACK WITHIN THE UNITED STATES OR A

CONTINUING DECLINE IN THE U.S. TRAVEL INDUSTRY WOULD ADVERSELY AFFECT THE HOTELS’ FINANCIAL RESULTS. SIMILARLY, IHG MAY BE UNWILLING OR UNABLE TO HONOR ITS GUARANTY. THE IHG GUARANTY IS LIMITED TO $50 MILLION AND WILL EXPIRE WHEN NEGOTIATED PERFORMANCE LEVELS ARE ACHIEVED.  OUR CONTINUED QUALIFICATION AS A REIT DEPENDS ON MANY FACTORS, INCLUDING BUT NOT LIMITED TO OUR ARRANGEMENTS WITH IHG FOR THE OPERATION OF THE 16 STAYBRIDGE SUITES® HOTELS, AND OUR INTERPRETATION OF COMPLIANCE WITH QUALIFICATION TESTS IS SUBJECT TO ALTERNATIVE INTERPRETATION BY THE INTERNAL REVENUE SERVICE.  OTHER EVENTS OR TRANSACTIONS WHICH MAY OCCUR IN THE FUTURE MAY ALSO IMPACT THESE FORWARD LOOKING STATEMENTS, SOME OF WHICH MAY BE BEYOND OUR CONTROL.  INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS CONTAINED IN THIS FORM 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

8.1	Opinion of Sullivan & Worcester LLP as to certain tax matters. (Filed Herewith)

99.1	Press release, dated July 2, 2003. (Filed Herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HOSPITALITY PROPERTIES TRUST
(Registrant)

	By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer
Dated: July 7, 2003